Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints E. Larry Ryder, R. Gary Armbrister and Robert W. Sherwood his attorneys-in-fact, each with full power to act without the other, to execute on his behalf, individually and in his capacity as an officer and/or director of Hooker Furniture Corporation (the “Company”), and to file any documents referred to below relating to the registration of shares of the Company’s common stock, no par value, that may be issued under the Hooker Furniture Corporation 2005 Stock Incentive Plan, such documents being: (i) one or more registration statements on Form S-8 to be filed with the Securities and Exchange Commission; (ii) such statements with, and/or applications to, the regulatory authorities of any state in the United States, as may be necessary to permit such shares to be offered in such states; (iii) any and all other documents required to be filed with respect thereto with any regulatory authority; and (iv) any and all amendments (post-effective and pre-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

Each of the undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself might do.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 30th day of March, 2005.

/s/ Paul B. Toms, Jr. Paul B. Toms, Jr. /s/ W. Christopher Beeler. Jr. W. Christopher Beeler, Jr. /s/ Mark F. Schreiber Mark F. Schreiber /s/ L. Dudley Walker L. Dudley Walker	/s/ Douglas C. Williams Douglas C. Williams /s/ John L. Gregory, III John L. Gregory, III /s/ Robert A. Taylor Robert A. Taylor /s/ Henry G. Williamson, Jr. Henry G. Williamson, Jr.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints E. Larry Ryder, R. Gary Armbrister and Robert W. Sherwood his attorneys-in-fact, each with full power to act without the other, to execute on his behalf, individually and in his capacity as a director of Hooker Furniture Corporation (the “Company”), and to file any documents referred to below relating to the registration of shares of the Company’s common stock, no par value, that may be issued under the Hooker Furniture Corporation 2005 Stock Incentive Plan, such documents being: (i) one or more registration statements on Form S-8 to be filed with the Securities and Exchange Commission; (ii) such statements with, and/or applications to, the regulatory authorities of any state in the United States, as may be necessary to permit such shares to be offered in such states; (iii) any and all other documents required to be filed with respect thereto with any regulatory authority; and (iv) any and all amendments (post-effective and pre-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

The undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 28th day of September, 2005.

/s/ Robert M. Cooper, Jr.
Robert M. Cooper, Jr.

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